EXHIBIT 23.4



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and the use of our report dated February 18, 2005, except for the matter described in the last two paragraphs of Note 10, as to which the date is May 11, 2005, with respect to the consolidated financial statements of Mobile Satellite Ventures LP and Subsidiaries in this Amendment No. 1 to the Registration Statement (Form S-1 No. 333-129414) and related Prospectus of Motient Corporation for the registration of 11,235,465 shares of its common stock.



/s/ ERNST & YOUNG LLP
---------------------
McLean, Virginia

November 10, 2005